US 9274285
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

September 13, 2022
Date of Report (Date of earliest event reported)

REPUBLIC FIRST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-17007	23-2486815
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 South 16th Street, Suite 2400, Philadelphia, Pennsylvania	19102
(Address of principal executive offices)	(Zip Code)

(215) 735-4422
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FRBK	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Retention Program

On September 13, 2022, the Compensation Committee (the “Committee”) of the Board of Directors of Republic First Bancorp, Inc., a Pennsylvania corporation (the “Company”), adopted a form of retention bonus letter (the “Retention Agreement”) to serve as a retention program for certain senior level employees (the “Executive Retention Program”). Andrew J. Logue, President, Chief Operating Officer, Jay Neilon, EVP, Chief Credit Officer, and Tracie Young, EVP, Chief Risk Officer, are all eligible to participate in the Executive Retention Program and the Company will enter into Retention Agreements with each of them. None of the Company’s other named executive officers are eligible to participate in the Executive Retention Program.

Each Retention Agreement provides for the payment of a cash retention bonus to be paid in two substantially equal installments, less applicable withholding and subject to the executive’s continued employment with the Company through the applicable payment date. The first payment date is March 1, 2023 and the second payment date is September 1, 2023.  If an executive’s employment is terminated for any reason prior to a payment date, any unpaid retention bonus will be forfeited. Mr. Logue’s total retention bonus is $150,000, Mr. Neilon’s total retention bonus is $233,333 and Ms. Young’s total retention bonus is $223,333.

The foregoing description of the Retention Agreement does not purport to be complete and is qualified in its entirety by reference to the full terms and conditions of the Retention Agreement, which is filed with this Form 8-K as Exhibit 10.1 and is incorporated in this Item 5.02 by reference.

Item 8.01	Other Events.

Important Additional Information

The Company intends to file a proxy statement and may file a proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the 2022 Annual Meeting (the “2022 Annual Meeting”) and, in connection therewith, the Company, certain of its directors and executive officers will be participants in the solicitation of proxies from the Company’s shareholders in connection with such meeting. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE 2022 ANNUAL MEETING. The Company’s definitive proxy statement for the 2021 annual meeting of shareholders contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4, and 5, which are available on the Company’s website at http://investors.myrepublicbank.com/ or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 on file with the SEC. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2022 Annual Meeting. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at http://investors.myrepublicbank.com.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Retention Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC FIRST BANCORP, INC.

Dated: September 19, 2022

	By:	/s/ Frank A. Cavallaro
	Name:	Frank A. Cavallaro
	Title:	Executive Vice President and Chief Financial Officer